UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2022 (October 7, 2022)

SOTERA HEALTH COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9100 South Hills Blvd, Suite 300

Broadview Heights, Ohio 44147

(Address of Principal Executive Offices) (Zip Code)

(440) 262-1410

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2022, Stephanie M. Geveda notified Sotera Health Company (the “Company”) of her resignation as a director of the Company, effective October 7, 2022, in connection with her departure from Warburg Pincus LLC (“Warburg Pincus”). Ms. Geveda advised the Company that her decision did not result from any disagreement with the Company, its management or the Board of Directors (the “Board”) on any matter, whether related to the Company’s operations, policies, practices or otherwise.

On October 12, 2022, the Board appointed Robert B. Knauss to serve as a director of the Company, effective October 12, 2022. Mr. Knauss is a Managing Director at Warburg Pincus. Mr. Knauss will join the Board as a Class III director, and his term will expire with the terms of the other Class III directors at the 2023 annual meeting of stockholders.

Pursuant to the Company’s Stockholders Agreement (the “Stockholders Agreement”), for so long as funds affiliated with Warburg Pincus collectively own a specified number of Company shares, Warburg Pincus has the right to designate a certain number of directors to the Company’s Board. In the event a Warburg Pincus designee resigns from the Board, Warburg Pincus has the right to designate a replacement, and Warburg Pincus, the Company and stockholder funds affiliated with GTCR LLC are required to take necessary action to cause Warburg Pincus’s desired replacement to be appointed or elected to the Board.

Mr. Knauss is entering into a customary indemnification agreement with the Company in connection with his appointment as a director, consistent with those entered into with the Company’s other directors, pursuant to which the Company agrees to provide indemnification and advancement of expenses to the fullest extent permitted by law and the Company’s amended and restated certificate of incorporation and amended and restated bylaws. Mr. Knauss has been deemed to be “independent” in accordance with Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Other than the disclosure as further described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2022 (the “Proxy Statement”) related to the beneficial ownership of Company shares representing a majority of the outstanding shares of the Company’s common stock by funds affiliated with Warburg Pincus and GTCR LLC, there are no transactions between Mr. Knauss and the Company that require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K or the Company’s related party transaction policy. As a director of the Company, Mr. Knauss will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation policy as described in the Company’s Proxy Statement, which generally consists of an annual cash retainer for board service and an annual grant of restricted stock units.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company

Date: October 13, 2022	By:	/s/ Matthew J. Klaben
Matthew J. Klaben
Interim Senior Vice President, General Counsel and Secretary